Exhibit 10.1

UNITED NATURAL FOODS, INC.

AMENDED AND RESTATED

2004 EQUITY INCENTIVE PLAN

1.                                      PURPOSE

The United Natural Foods, Inc. Amended and Restated 2004 Equity Incentive Plan (the “Plan”) is designed to enable employees, officers and directors of, and consultants and advisers to, United Natural Foods, Inc. (the “Company”) and its Subsidiaries to acquire or increase a proprietary interest in the Company, and thus to share in the future success of the Company’s business. Accordingly, the Plan is intended as a means not only of attracting and retaining outstanding personnel, but also of promoting a closer identity of interests between management and stockholders. The Board of Directors believes that the Awards granted under the Plan will be in the Company’s interest because the personnel eligible to receive Awards under the Plan will be those who are in positions to make important and direct contributions to the success of the Company.

2.                                      DEFINITIONS

In this Plan document, unless the context clearly indicates otherwise, words in the masculine gender shall be deemed to refer to females as well as males, any term used in the singular also shall refer to the plural, and the following capitalized terms shall have the following meanings:

(a)                                  “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

(b)                                 “Agreement” means the written agreement entered into by the Grantee and the Company evidencing the grant of an Award.

(c)                                  “Applicable Law” means the requirements relating to the administration of equity incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted.

(d)                                 “Award” means a Restricted Share, Restricted Unit, Option, Bonus Share, Performance Share, Performance Unit or Stock Appreciation Right.

(e)                                  “Beneficiary” means the person or persons designated in writing by the Grantee as his beneficiary in respect of an Award; or, in the absence of an effective designation or if the designated person or persons predecease the Grantee, the Grantee’s Beneficiary shall be the person or persons who acquire by bequest or inheritance the Grantee’s rights in respect of an Award. In order to be effective, a Grantee’s designation of a Beneficiary must be on file with the Company before the Grantee’s death. Any such designation may be revoked and a new designation substituted therefor at any time before the Grantee’s death without the consent of the previously designated Beneficiary.

(f)                                    “Board of Directors” or “Board” means the Board of Directors of the Company.

(g)                                 “Bonus Share” means a Share granted pursuant to Section 8.

(h)                                 “Change in Control” means the first to occur of the following events:

(1)                                  any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan maintained by the Company or any corporation owned, directly or indirectly, by the Company’s stockholders in substantially the same proportions as their ownership of the Company’s stock, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the total combined voting power of the Company’s then-outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders and which the Board does not recommend such stockholders to accept;

(2)                                  three or more directors, whose election or nomination for election is not approved by a majority of the members of the Incumbent Board then serving as members of the Board, are elected within any single 24-month period to serve on the Board; or

(3)                                  approval by stockholders of the Company of:

(i)                                     a merger, consolidation or reorganization involving the Company, unless:

(A)                              the stockholders of the Company, immediately before the merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 75% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization;

(B)                                (B) individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the board of directors of the surviving corporation immediately following such merger, consolidation or reorganization; and

(C)                                no person (other than (I) the Company or any Subsidiary thereof, (II) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, any Subsidiary thereof, or the surviving corporation, or (III) any person who, immediately prior to such merger, consolidation or reorganization, had beneficial ownership of securities representing 25% or more of the combined voting power of the Company’s then-outstanding securities) has beneficial ownership of securities immediately following such merger, consolidation or reorganization representing 25% or more of the combined voting power of the surviving corporation’s then outstanding voting securities;

(ii)                                  a complete liquidation or dissolution of the Company; or

(iii)                               an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary).

(i)                                     “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(j)                                     “Committee” means, except as otherwise determined by the Board in its discretion, a committee consisting of such number of members of the Compensation Committee of the Board of Directors with such qualifications as are required to satisfy the requirements of

(i) Rule 16b-3 under the Exchange Act or any successor rule of similar import and (ii) Section 162(m) of the Code, and the regulations thereunder, as in effect from time to time (or any successor provision of similar import).

(k)                                  “Covered Executive” means an individual who is determined by the Committee to be reasonably likely to be a “covered employee” under Section 162(m) of the Code, and to receive compensation that would exceed the deductibility limits under Section 162(m) as of the end of the Company’s taxable year for which an Award to the individual will be deductible.

(l)                                     “Effective Date” means December 1, 2004.

(m)                               “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(n)                                 “Fair Market Value” means, when used in connection with the Shares on a certain date, the fair market value of a Share as determined by the Committee, and shall be deemed equal to the closing price at which Shares are traded on such date (or on the next preceding day for which such information is ascertainable at the time of the Committee’s determination) as reported for such date by National Association of Securities Dealers Automated Quotations System (or if Shares are not traded on such date, on the next preceding day on which Shares are traded).

(o)                                 “Grantee” means a person to whom an Award has been granted under the Plan.

(p)                                 “Incentive Stock Option” means an option to purchase Shares from the Company that is granted under Section 13 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(q)                                 “Incumbent Board” means those persons who either (i) have been members of the Board since the Effective Date or (ii) are new directors whose election by the Board or nomination for election by the stockholders of the Company was approved by a vote of at least three-fourths of the members of the Board then in office who either were directors described in clause (i) hereof or whose election or nomination for election was previously so approved, provided that an individual whose election or nomination for election is approved as a result of either an actual or threatened election contest or proxy contest, including by reason of any agreement intended to avoid or settle any election contest or proxy contest, will be deemed not to have been so approved for purposes of this definition. For purposes of this Section 2(o), “director” means a person who is a member of the Board.

(r)                                    “Insider” means an individual who is subject to reporting requirements of Section 16(a) of the Exchange Act on the relevant date.

(s)                                  “NASDAQ Rules” means the shareholder approval rules described in Rule 5635(c) and IM-5635-1 of the Nasdaq Stock Market Marketplace Rules, any official interpretation thereof, or any successor provision.

(t)                                    “Non-Qualified Stock Option” means an option to purchase Shares from the Company that is granted under Section 13 of the Plan and is not intended to be an Incentive Stock Option.

(u)                                 “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(v)                                 “Option Price” means the purchase price payable to purchase one Share upon the exercise of an Option.

(w)                               “Performance Share” means an Award made pursuant to Section 9.

(x)                                   “Performance Unit” means an Award made pursuant to Section 10(b).

(y)                                 “Restricted Share” means an Award granted pursuant to Section 7.

(z)                                   “Restricted Unit” means an Award made pursuant to Section 10(a).

(aa)                            “Restriction Period” means the period during which (i) the transfer of Restricted Shares or Performance Shares is limited in some way (based on the passage of time, achievement of performance goals, or the occurrence of other events determined by the Committee in its discretion) and (ii) the Restricted Shares or Performance Shares are subject to a substantial risk of forfeiture, as provided in Section 7 or 9.

(bb)                          “Shares” means shares of the Company’s common stock, par value $0.01 per share, or any security into which such shares may be converted by reason of any event of the type referred to in Section 17 or 18.

(cc)                            “Stock Appreciation Right” or “SAR” means a right that provides payment in accordance with Section 12.

(dd)                          “Subsidiary” means a subsidiary of the Company within the meaning of Section 424(f) of the Code (or a successor provision of similar import).

3.                                      EFFECTIVE DATE AND DURATION OF THE PLAN.

(a)                                  The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the affirmative votes of the holders of a majority of the securities of the Company present or represented and entitled to vote at a meeting duly held in accordance with applicable law. Upon such approval of the Plan, all Awards granted under the Plan on or after the Effective Date shall be fully effective as if such approval had occurred on the Effective Date. If the Plan is not approved as set forth in this Section 3(a), any Awards granted under the plan shall be null and void and of no effect. The Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the Effective Date.

(b)                                 Awards may be granted at any time prior to the termination of the Plan pursuant to Section 21. An Award outstanding at the time the Plan is terminated shall not cease to be or cease to become exercisable pursuant to its terms solely because of the termination of the Plan.

(c)                                  No Awards of Performance Shares and Performance Units that are intended to constitute performance-based compensation under Section 162(m) of the Code shall be made on any date to a Covered Executive, unless the requirements of Treas. Reg.ss.1.162-27(e)(4)(vi) (regarding shareholder approval of the material terms of the performance goal) have been satisfied.

4.                                      SHARES SUBJECT TO THE PLAN.

(a)                                  Subject to adjustment as provided in Section 17, the number of Shares initially reserved for issuance pursuant to Awards made under the Plan shall be 2,500,000 Shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares or treasury Shares.

(b)                                 If an Award expires or is terminated, surrendered or cancelled without having been exercised in full, or is otherwise forfeited in full or in part, then the unissued Shares that were subject to such Award and/or such surrendered, cancelled or forfeited Shares, as the case may be, shall become available for future grant under the Plan (unless the Plan has terminated).

5.                                      ADMINISTRATION OF THE PLAN.

(a)                                  The Plan shall be administered by the Committee.

(b)                                 The Committee may adopt, amend and rescind rules and regulations relating to the Plan as it may deem proper, shall make all other determinations necessary or advisable for the administration of the Plan, and may provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, to the extent not contrary to the express provisions of the Plan; provided, that the Committee may take action only upon the agreement of a majority of its members then in office. The powers of the Committee shall include plenary authority to interpret the Plan.

(c)                                  Subject to the provisions of the Plan, the Committee may determine: (i) the persons to whom Awards shall be granted; (ii) the number of Shares subject to each Award; (iii) the type of each Award; (iv) the frequency of each Award and the date on which each Award shall be granted; (v) the term of each Award; (vi) the restrictions and other terms and conditions applicable to each grant of Awards; (vii) any performance goals applicable to Awards; and (viii) the provisions of any instruments evidencing Awards. Any Award granted to a member of the Committee shall be approved by the Board.

(d)                                 The determinations, interpretations, and other actions made or taken by the Committee under the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

(e)                                  To the extent permitted by Applicable Law, the Committee may delegate to one or more executive officers of the Company the power to:

(i)                                     grant Awards to employees of the Company and Subsidiaries, provided that: (A) the Committee shall fix the terms of the Awards to be granted by such executive officers and the maximum number of shares subject to Awards that the executive officers may grant; (B) no executive officer shall be authorized to grant Awards to himself or to any Insider; and (C) an executive officer may not grant any Award that is intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code; and

(ii)                                  exercise such other powers under the Plan as the Committee may determine, provided that the Committee may not delegate its authority with respect to: (A) non-ministerial actions with respect to Insiders; (B) non-ministerial actions with respect to Awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the code; or (C) certification that any performance goals and any other material terms of Awards intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code have been satisfied.

To the extent any powers have been delegated to an executive officer of the Company pursuant to this Section 5(e), the references in the Plan to the Committee shall be deemed to include such executive officer.

6.                                      ELIGIBILITY TO RECEIVE AWARDS.

Awards may be granted under the Plan to any employee or director of, or consultant to, the Company or of any Subsidiary, and all determinations by the Committee as to the identity of the persons to whom Awards shall be granted shall be conclusive. For purposes of this Section 6: (i) an “employee” means any person who is an employee, as defined in Section 3401(c) of the Code, of the Company or a Subsidiary; (ii) a “director” means a person, other than an employee, who is a member of the Board; and (iii) a “consultant” means a person, other than an employee, who is a natural person engaged by the Company or Subsidiary of the Company to render services to such entity, including an advisor.

7.                                      RESTRICTED SHARES.

Subject to the terms of the Plan, including the following terms and conditions, the Committee may authorize the grant or sale to a Grantee of Restricted Shares that provide a Grantee full ownership of the Shares when the restrictions established by the Committee lapse or are removed. The Committee may impose such conditions and/or restrictions on such Restricted Shares as the Committee may determine, including without limitation, time-based restrictions on vesting, restrictions based upon the achievement of specific performance goals (including but not limited to performance goals based on the criteria listed in Section 11), restrictions under applicable federal or state securities laws and/or a requirement that the Grantee pays a stipulated purchase price for each Restricted Share.

(a)                                  Restricted Share Agreement. Each Award of Restricted Shares shall be evidenced by an Agreement that shall specify the Restriction Period, the number of Shares granted and such other terms and conditions as the Committee, in its sole discretion, shall determine. The Committee, in its discretion, may accelerate the time at which any restrictions on Restricted Shares shall lapse or be removed.

(b)                                 Treatment of Restricted Shares. A certificate or certificates representing the number of Restricted Shares granted under an Award may be registered in the name of the Grantee. Unless the Committee determines otherwise, Restricted Shares shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed. Except as provided in Section 19, Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Restriction Period. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Grantee’s ownership of Restricted Shares prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Grantee who has received such Award, and confirmation and account statements sent to the Grantee with respect to such book-entry Shares may bear the restrictive legend referenced in paragraph (c) of this Section 7. Such records of the Company or such agent shall, absent manifest error, be binding on all Grantees who receive Awards of Restricted Shares evidenced in such manner.

(c)                                  Removal of Restrictions. Restricted Shares covered by each Award shall be released from escrow as soon as practicable after the last day of the Restriction Period. Subject to Section 14, after the restrictions have lapsed, the Grantee shall be entitled to have any legend relating to restrictions under this Section 7 removed from his or her Share certificate, and the Shares shall be freely transferable by the Grantee.

(d)                                 Voting Rights. During the Restriction Period, Grantees holding Restricted Shares may exercise full voting rights with respect to those Shares, unless otherwise provided in the applicable Agreement.

(e)                                  Dividends and Other Distributions. During the Restriction Period, Grantees holding Restricted Shares shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid and shall be held by the Company as escrow agent until the restrictions on the Restricted Shares with respect to which they were paid have lapsed.

(f)                                    Right of Repurchase of Restricted Shares. The Company shall have the right to repurchase Restricted Shares at their original issuance price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost) in the event that conditions specified in the applicable Agreement with respect to such Shares are not satisfied prior to the end of the applicable Restriction Period.

8.                                      BONUS SHARES.

Subject to the terms of the Plan, the Committee may authorize the grant of Bonus Shares in consideration for services rendered by a Grantee to the Company or a Subsidiary. Bonus Shares shall be awarded pursuant to an Agreement containing such terms and conditions as may be established by the Committee.

9.                                      PERFORMANCE SHARES.

Subject to the terms of the Plan, including the following terms and conditions, the Committee may authorize the grant or sale to a Grantee of Performance Shares that are designed to constitute performance-based compensation under ss.162(m) of the Code. Such Performance Shares shall be earned by satisfying specified performance goals and shall provide a Grantee full ownership of the Shares when the Committee determines that such performance goals have been met. At the time of the Award of Performance Shares, the Committee shall impose on the Award restrictions based upon the achievement of specific performance goals using one or more of the criteria set forth in Section 11, and may impose such other conditions and/or restrictions on Performance Shares as the Committee may determine, including but not limited to time-based restrictions on vesting, restrictions under applicable federal or state securities laws and/or a requirement that the Grantee pay a stipulated purchase price for each Performance Share.

(a)                                  Performance Share Agreement. Each Award of Performance Shares shall be evidenced by an Agreement that shall specify the performance goals, the Restriction Period, the number of Shares granted and such other terms and conditions as the Committee, in its sole discretion, shall determine.

(b)                                 Treatment of Performance Shares. A certificate or certificates representing the number of Performance Shares granted under an Award may be registered in the name of the Grantee. Unless the Committee determines otherwise, Performance Shares shall be held by the Company as escrow agent until the Committee determines that the performance goals have been met. Except as provided in Section 19, Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the Committee determines that the applicable performance goals have been met. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Grantee’s ownership of Performance Shares prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Grantee who has received such Award, and confirmation and account statements sent to the Grantee with respect to such book-entry Shares may bear the restrictive legend referenced in paragraph (c) of this Section 9. Such records of the Company or such agent shall, absent manifest error, be binding on all Grantees who receive Awards of Performance Shares evidenced in such manner.

(c)                                  Removal of Restrictions. Except as provided in Section 15, the restrictions imposed on Performance Shares shall expire, lapse or be removed based solely on account of the attainment of performance goals established by the Committee using one or more of the performance criteria set forth in Section 11. Performance Shares covered by each Award shall be removed from escrow as soon as practicable after the Committee determines that the applicable performance goals have been met. Subject to Section 14, after the Committee determines that such goals have been met, the Grantee shall be entitled to have any legend relating to restrictions under this Section 9 removed from his or her Share certificate, and the Shares shall be freely transferable by the Grantee.

(d)                                 Voting Rights. During the Restriction Period, Grantees holding Performance Shares may exercise full voting rights with respect to those Shares, unless otherwise provided in the Agreement.

(e)                                  Dividends and Other Distributions. During the Restriction Period, Grantees holding Performance Shares shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Performance Shares with respect to which they were paid and shall be held by the Company as escrow agent until the Committee determines that the performance goals applicable to the Performance Shares with respect to which they were paid have been satisfied.

(f)                                    Right of Repurchase of Performance Shares. The Company shall have the right to repurchase Performance Shares at their original issuance price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost) in the event the performance goals applicable to such Shares have not been met.

(g)                                 Certification in Writing. Prior to the release of restrictions on any Performance Shares, the Committee shall certify in writing (which may be set forth in the minutes of the Committee) that the performance goals and all other material terms of the Award have been met.

(h)                                 Limit for Covered Executives. No Covered Executive may receive Awards of more than 50,000 Performance Shares during any fiscal year of the Company

10.                               RESTRICTED UNITS AND PERFORMANCE UNITS.

Subject to the terms of the Plan, including the following terms and conditions, the Committee may authorize the grant of Restricted Units and/or Performance Units that constitute rights, denominated in cash or cash units, to receive, at a specified future date, payment in cash or Shares (as determined by the Committee) of an amount equal to all or a portion of the value of a unit determined by the Committee. Restricted Units shall set forth the right to receive such payments when the restrictions established by the Committee lapse or are removed. Performance Units are designed to constitute performance-based compensation under ss.162(m) of the Code and shall set forth the right to receive payments when the performance goals established by the Committee have been met.

(a)                                  Restricted Unit Agreements. At the time of Award of Restricted Units, the Committee shall determine the restrictions applicable to the Restricted Units. Each Award of Restricted Units shall be evidenced by an Agreement that shall specify the number of Restricted Units granted and such other terms and conditions as the Committee, in its sole discretion, shall determine, including but not limited to performance goals based on the criteria listed in Section 11. The Committee, in its discretion, may accelerate the time at which any restrictions on Restricted Units shall lapse or be removed.

(b)                                 Performance Unit Agreements. At the time of the Award of Performance Units, the Committee shall determine the performance factors applicable to the Performance Units, using one or more of the criteria set forth in Section 11. Each Award of Performance Units shall be evidenced by an Agreement that shall specify the performance goals, the number of Performance Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

(c)                                  Certification in Writing. Prior to the payment of any Performance Units, the Committee shall certify in writing (which may be set forth in the minutes of the Committee) that the performance goals and all other material terms of the Award have been met.

(d)                                 Limit for Covered Executives. The maximum value of Awards of Performance Units granted to any Covered Executive in any fiscal year shall not exceed $2 million. The foregoing limitation shall be applied at the time of settlement, regardless of whether such settlement is made in cash or Shares.

11.                               PERFORMANCE CRITERIA.

(a)                                  Unless and until the Company’s stockholders approve a change in the general performance criteria set forth in this Section 11, the performance criteria to be used for purposes of grants of Performance Shares and Performance Units may be measured at the Company level, at a Subsidiary level, or at an operating unit, business unit or individual level, and shall be chosen from among:

(i)                                     Increase in net sales;

(ii)                                  Pretax income before allocation of corporate overhead and/or bonus;

(iii)                               Gross profits;

(iv)                              Earnings before interest, taxes, depreciation and amortization;

(v)                                 Earnings before interest and taxes;

(vi)                              Earnings per share;

(vii)                           Net income;

(viii)                        Return on stockholders’ equity;

(ix)                                Return on assets;

(x)                                   Meeting or reducing budgeted expenditures;

(xi)                                Attainment of division, group or corporate financial goals;

(xii)                             Reduction in costs.

(xiii)                          Appreciation in or maintenance of the price of the common stock or any publicly-traded securities of the Company;

(xiv)                         Comparisons with various stock market indices;

(xv)                            Comparisons with performance metrics of peer companies;

(xvi)                         Increase in market share; or

(xvii)                      Economic value-added models.

(b)                                 The performance goals applicable to an Award of Performance Shares or Performance Units shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the goals are met. The Committee shall, at the time it establishes the performance goals for an Award, specify the period over which the performance goals relate. The establishment of the actual performance goals and, if a grant is based on more than one of the foregoing criteria, the relative weighting of such criteria, shall be at the sole discretion of the Committee; provided, however, that in all cases the performance goals must be established by the Committee in writing no later than 90 days after the commencement of the period to which the performance goals relate (or, if less, no later than after 25% of the period has elapsed) and when achievement of the performance goals is substantially uncertain. The Committee may adjust the performance target(s) with respect to Awards of Performance Shares and Performance Units, but only to decrease the amount of compensation that otherwise would be due upon the attainment of the performance target(s).

(c)                                  The performance goals with respect to any Performance Share or Performance Unit shall be measured over a period no longer than three consecutive years.

12.                               STOCK APPRECIATION RIGHTS.

(a)                                  Subject to the terms and conditions of the Plan, the Committee may authorize the grant of Stock Appreciation Rights that, on exercise, entitle the Grantee to receive an amount in cash equal to the excess (if any) of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Fair Market Value of a Share on the date of grant, multiplied by the number of Shares with respect to which the SAR is exercised.

(b)                                 The number of Shares with respect to which a SAR or SARs may be granted to a Covered Executive during any fiscal year of the Company may not exceed 50,000.

13.                               STOCK OPTIONS.

(a)                                  Grant. Subject to the provisions of the Plan and other Applicable Laws, the Committee shall have sole and complete authority to determine the Grantees to whom Options shall be granted, the number of Shares subject to each Award, the Option Price therefore and the conditions and limitations applicable to the exercise of each Option. An Option may be granted with or without a related SAR. A SAR may be granted with or without a related Option. The grant of an Option shall occur when the Committee by resolution, written consent or other appropriate action determines to grant such Option for a particular number of Shares to a particular Grantee at a particular Option Price or such later date as the Committee shall specify in such resolution, written consent or other appropriate action. The Committee shall have the authority to grant Incentive Stock Options and to grant Non-Qualified Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option under the Plan may be granted additional Options under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in Section 422(d) of the Code of the employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

(b)                                 Price. The Committee in its sole discretion shall establish or specify the Option Price at the time each Option is granted. The Option Price for an Option may not be less than one hundred percent (100%) of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant (including such later dates as the Committee shall specify in accordance with paragraph (a) of this Section 13) of such Option.

(c)                                  Term. Subject to the Committee’s authority under Section 5 of this Plan, each Option and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options granted under the Plan. Notwithstanding the foregoing and except as provided in paragraph (d)(i) of this Section 13, no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted.

(d)                                 Exercise.

(i)                                     Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine whether an Option will be exercisable in full at any time or from time to time during the term of the Option, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option as the Committee may determine. The Committee may provide, at or after grant, that the period of time over which an Option, other than an Incentive Stock Option, may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Grantee’s exercise of such Award would violate applicable securities law; provided, however, that during the extended exercise period the Option may only be exercised to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such laws.

(ii)                                  The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable.

(iii)                               An Option may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.

(iv)                              Payment of the Option Price shall be made (A) in cash or cash equivalents, (B) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered Shares previously acquired by the Grantee valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes (which taxes may be satisfied in accordance with the terms of Section 16 of the Plan), such transfer to be upon such terms and conditions as determined by the Committee, (C) by a combination of such cash (or cash equivalents) and such Shares, or (D) at the discretion of the Committee and subject to applicable securities laws, by (x) delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes (which taxes may be satisfied in accordance with the terms of Section 16 of the Plan) or (y) withholding Shares otherwise deliverable to the Grantee pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price together with any applicable withholding taxes (which taxes may be satisfied in accordance with the terms of Section 16 of the Plan). Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.

(e)                                  Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the Grantee owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company on the date of grant (including such later date as the Committee shall specify in accordance with paragraph (d)(i)

of this Section 13), and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

14.                               CONDITIONS UPON ISSUANCE OF SHARES.

The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until: (a) all conditions of the Award have been met or removed to the satisfaction of the Committee; (b) all other legal matters, including receipt of consent or approval of any regulatory body and compliance with all Applicable Law, in connection with the issuance and delivery of such Shares have been satisfied; and (c) the Grantee or Beneficiary has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of Applicable Law.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue the Shares as to which such requisite authority shall not have been obtained.

15.                              RIGHTS UNDER CERTAIN CIRCUMSTANCES.

(a)                                  Death or Disability. Except as otherwise provided in the applicable Agreement, if a Grantee who has been in the continuous employment of the Company or a Subsidiary since the date on which an Award was granted becomes disabled or dies while in such employment, the restrictions imposed on the Award, including, but not limited to, any vesting period related to an Option, shall lapse; provided that, if the Award is intended to qualify as performance-based compensation under Section 162(m) of the Code, it shall cease to qualify as such performance-based compensation if the restrictions lapse under this Section 15(a). For purposes of this Section 15(a), “disabled” and “disability” means having a total and permanent disability, as defined in Section 22(e)(3) of the Code.

(b)                                 Termination of Employment for Any Other Reason. Except as otherwise provided in an Agreement, if a Grantee’s employment with the Company or a Subsidiary terminates before the restrictions imposed on the Award lapse, the performance goals have been satisfied or the Award otherwise vests, such Award shall be forfeited.

(c)                                  Change in Control. Except as otherwise provided in the applicable Agreement, all restrictions imposed on an Award shall lapse and the Award shall become fully vested if, within twelve months after the Company obtains actual knowledge that a Change in Control has occurred, a Grantee’s employment with the Company and its Subsidiaries ceases for any reason.

16.                               TAX WITHHOLDING.

The Company shall have the right to collect an amount sufficient to satisfy any Federal, State and/or local withholding tax requirements (including the Grantee’s FICA obligation) that might apply with respect to any Award to a Grantee in the manner specified in subsection (a) or (b) below. Alternatively, a Grantee may elect to satisfy any such withholding tax requirements in the manner specified in subsection (c) below to the extent permitted therein.

(a)                                  The Company shall have the right to require Grantees to remit to the Company an amount sufficient to satisfy any such withholding tax requirements.

(b)                                 The Company and its Subsidiaries also shall, to the extent permitted by law, have the right to deduct from any payment of any kind (whether or not related to the Plan) otherwise due to a Grantee any such taxes required to be withheld.

(c)                                  If the Committee in its sole discretion approves, a Grantee may irrevocably elect to have any withholding tax obligation satisfied by (i) having the Company withhold Shares otherwise deliverable to the Grantee, or (ii) delivering to the Company Shares owned by the Grantee, provided that the Shares withheld or delivered have a Fair Market Value (on the date that such withholding or delivery occurs) equal to the minimum amount required to be withheld.

17.                               ADJUSTMENT FOR CHANGES IN CAPITALIZATION.

(a)                                  In the event that there is any change in the Shares through merger, consolidation, reorganization, recapitalization or otherwise; or if there shall be any dividend on the Shares, payable in Shares; or if there shall be a stock split or a combination of Shares, the aggregate number of shares available for Awards, the number of Shares subject to outstanding Awards, and the exercise price per Share of each outstanding Award shall be equitably and proportionately adjusted by the Board of Directors (and, as applicable equitably and proportionately adjusted in such manner as is consistent with Sections 422 and 409 of the Code and the regulations thereunder and with Section 162(m) of the Code) to prevent dilution or enlargement of the rights of the Grantees; provided that any fractional Shares resulting from such adjustments shall be eliminated. The Board of Directors may, in its sole discretion (i) accelerate the vesting of an outstanding Award or (ii) accelerate the termination date of an outstanding Award in connection with the liquidation, dissolution, merger, reorganization or other consolidation of the Company upon notice to the affected Grantees.

(b)                                 The Board’s determination with respect to any such adjustments shall be conclusive.

18.                               EFFECTS OF MERGER OR OTHER REORGANIZATION.

Except to the extent otherwise provided in an Agreement, if the Company shall be the surviving corporation in a merger or other reorganization, outstanding Awards granted under the Plan shall extend to stock and securities of the Company after the merger or other reorganization to the same extent as Shares held by a person who held, immediately before the merger or reorganization, the number of Shares corresponding to the number of Shares covered by the Award.

19.                               TRANSFERABILITY OF AWARDS.

Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. If the Committee makes an Award transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate. Notwithstanding the foregoing, subject to the approval of the Committee in its sole discretion, Awards may be transferable to members of the immediate family of the Grantee and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. “Members of the immediate family” means the Grantee’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters) and individuals who are family members by adoption.

20.                               PROHIBITION ON REPRICING.

Notwithstanding any other provision of the Plan, the Committee shall not “reprice” any Option, SAR or other Award granted under the Plan if such repricing would have the effect of decreasing with respect to a SAR the deemed Fair Market Value of a Share referred to in Section 12(a)(ii) or decreasing with respect to an Option the Option Price applicable to such Option, or other similar effect. For this purpose, a “repricing” includes a tandem cancellation and regrant of an Award or any other amendment or action that would have substantially the same effect.

21.                               TERMINATION, SUSPENSION OR MODIFICATION OF THE PLAN.

The Board of Directors may at any time terminate, suspend, or modify the Plan; provided that the Board shall not, without approval by the affirmative votes of the holders of a majority of the securities of the Company present or represented and entitled to vote at a meeting duly held in accordance with applicable law, make any material revisions as defined in the NASDAQ Rules (other than through adjustment for changes in capitalization as provided in Section 17), including: (a) a material increase in the aggregate number of Shares for which Awards may be granted; (b) an expansion of the types of Awards available under the Plan; (c) a material expansion of the class of persons eligible for an Award; or (d) an extension of the maximum duration of the Plan. No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee, or by any Beneficiary, under the terms of any Award granted before the date of such termination, suspension or modification, unless such Grantee or Beneficiary shall expressly consent, but it shall be conclusively presumed that any adjustment pursuant to Section 16 does not adversely affect any such right.

22.                               NO EFFECT ON EMPLOYMENT OR SERVICE.

Neither the Plan nor any Award shall confer upon a Grantee any right with respect to continuing the Grantee’s relationship with the Company, nor shall it interfere in any way with the Grantee’s or the Company’s right to terminate such relationship at any time, with or without cause.

23.                               SEVERABILITY.

In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision has not been included.

24.                               SECTION 409A COMPLIANCE.

(a)                                  No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Grantee pursuant to an Award would cause the Grantee to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code, including applying the appropriate definitions to terms whose meanings in this Plan differ from those set forth in Section 409A of the Code and the regulations promulgated thereunder, if necessary for payments hereunder to be permissible payments under Section 409A of the Code.

25.                               GOVERNING LAW.

Except to the extent that such laws may be superseded by any Federal law, the Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.